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Exhibit 99.1

Co-Registrant (Commission File Number 000-30761):

UbiquiTel Inc.
One West Elm Street
Suite 400
Conshohocken, Pennsylvania 19428

Co-Registrant (Commission File Number 333-39950):

UbiquiTel Operating Company
One West Elm Street
Suite 400
Conshohocken, Pennsylvania 19428

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of UbiquiTel Inc. and UbiquiTel Operating Company on Form 10-Q/A for the quarterly period ended March 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Donald A. Harris, Chief Executive Officer of UbiquiTel Inc. and UbiquiTel Operating Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of UbiquiTel Inc. and UbiquiTel Operating Company.

UBIQUITEL INC.
By:	/s/ DONALD A. HARRIS Donald A. Harris President and Chief Executive Officer
UBIQUITEL OPERATING COMPANY
By:	/s/ DONALD A. HARRIS Donald A. Harris President and Chief Executive Officer

November 13, 2002

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  Exhibit 99.1
Co-Registrant (Commission File Number 000-30761): UbiquiTel Inc. One West Elm Street Suite 400 Conshohocken, Pennsylvania 19428 Co-Registrant (Commission File Number 333-39950): UbiquiTel Operating Company One West Elm Street Suite 400 Conshohocken, Pennsylvania 19428 CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002